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                              EMPLOYMENT AGREEMENT

                             WITH J. MERRITT BELISLE


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 28, 1999, but is effective for all purposes as of the Commencement Date (as hereinafter defined), by and between CLASSIC COMMUNICATIONS, INC., a Delaware corporation, and CLASSIC CABLE, INC., a Delaware corporation (collectively, the "Employer"), and J. MERRITT BELISLE, residing at 3414 Tarlton Lane, Austin, Texas 78746 (the "Employee").

                                R E C I T A L S:

                  The Employer recognizes the important contributions that the Employee has made to the Employer as an officer and key employee, as currently evidenced by an Employment Agreement, dated as of January 31, 1998 (the "1998 Agreement"), between the Employer, Classic Cable, Inc. and Employee.

                  The Employer wishes to take steps to ensure that the Employer will continue to have the Employee's services available to the Employer and its subsidiaries, and the Employer and the Employee desire to terminate and replace the 1998 Agreement as of the Closing (as defined as that certain Investment Agreement, dated as of May 24, 1999, between the Employer and Brera Classic, LLC (the "Investment Agreement")).

                  In consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree to amend and restate in its entirety the 1998 Agreement, and agree with each other as follows:

                  1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

                  2. Term. The term of employment under this Agreement shall commence on the date of the Closing (the "Commencement Date") and shall continue through July ___, 2001, provided, however, that beginning on the Commencement Date, and on each day thereafter, the term of this Agreement shall be extended by one additional day, unless either party to this Agreement gives the other written notice of termination of employment.


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                  3.       Compensation; Reimbursement.

                           (a)      The Employer shall pay to the Employee as
compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $350,000 per year (the "Basic Salary"), or such other amount as the parties may agree on from time to time, payable in equal monthly installments or in other more frequent installments, as determined by the Employer. The Board of Directors of the Employer shall have the right to increase the Employee's compensation from time to time by action of the Board of Directors. In addition, the Board of Directors of the Employer, in its discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to the Employee in addition to the bonuses provided for in Section 3(b). The compensation provided for in this Section 3(a) shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Employee.

                           (b)      In addition to the Basic Salary paid
pursuant to Section 3(a), the Employer may pay as incentive compensation an annual bonus based upon the Employee's performance, as determined each year by the Board of Directors of the Employer.

                           (c)      The Employer shall reimburse the Employee
for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                           (d)      The Employee shall be entitled to continue
the use of his current corporate vehicle and such fringe benefits, including, but not limited to, split-dollar life insurance, medical and other insurance benefits, as may be provided from time to time by the Employer to other senior officers of the Employer.

                           (e)      The Employer will use all reasonable efforts
to have the appropriate provisions of this Agreement approved by the Employer's shareholders, or take such other actions reasonably required to restructure the payments hereunder in order to avoid taxes under Section 280G of the Internal Revenue Code of 1986, as amended.

                  4. Duties. The Employee is engaged as the Chief Executive Officer of the Employer and of the Employer's various subsidiaries. The Employee


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shall be a member of the Boards of Directors of the Employer and the Employer's
subsidiaries for so long as he is employed by the Employer. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

                  5.       Extent of Services; Vacations and Days Off.

                           (a)      During the term of his employment under this
Agreement, the Employee shall devote substantially all of his time, energy and attention during regular business hours to the benefit and business of the Employer in performing his duties pursuant to this Agreement.

                           (b)      The Employee shall be entitled to vacations
with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.

                  6. Facilities. The Employer shall provide the Employee with a fully furnished office, and the facilities of the Employer shall be generally available to the Employee in the performance of his duties pursuant to this Agreement, it being understood and contemplated by the parties that all equipment, supplies and office personnel required for performance of the Employee's duties under this Agreement shall be supplied by the Employer in Austin, Texas.

                  7.       Termination on Death, Illness or Incapacity.

                           (a)      If the Employee dies during the term of his
employment, the Employer shall pay to the estate of the Employee the Basic Salary that would have otherwise been paid to Employee through the end of the term of this Agreement (provided that the term shall cease to be extended daily pursuant to Section 2 hereof upon the death of Employee) plus any bonus compensation earned but not yet paid up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate. After receiving the payments provided in this subparagraph (a), the Employee and his estate shall have no further rights under this Agreement.

                           (b)      (i)  During any period of disability,
illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which does not exceed one hundred and eighty (180) continuous days in any one-year period, the


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Employee shall receive the compensation payable under Section 3(a) of this
Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any disability insurance carried by or provided by the Employer. Upon the Employee's permanent disability (as defined below), the Employee shall continue to receive the Basic Salary that would have otherwise been paid to the Employee through the end of the term of this Agreement, provided that the term shall cease to be extended daily pursuant to Section 2 hereof upon the permanent disability of Employee. Notwithstanding the continuation of the Basic Salary as set forth above, the Employee shall continue to receive any disability benefits to which he may be entitled under any disability income insurance which may be carried by or provided by the Employer from time to time.

                                    (ii)    The term "permanent disability" as
used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and the Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and to submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

                  8.       Other Terminations.

                           (a)      (i) The Employee may terminate his
employment hereunder upon giving at least ninety (90) days' prior written notice to the Employer. In addition, the Employee shall have the right to terminate his employment hereunder on the conditions and at the times provided for in Section 8(e) and Section 8(f) of this Agreement.

                                    (ii) If the Employee gives notice pursuant
to Section 8(a) above, the Employer shall have the right to relieve the Employee, in


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whole or in part, of his duties under this Agreement (without reduction in compensation through the termination date set forth in the notice to the Employer).

                           (b)      The Employer may terminate Employee's
employment hereunder at any time, without prior notice.

                           (c)      If the Employer shall terminate the
employment of the Employee without good cause (as defined below) effective on a date earlier than the termination date provided for in Section 2, the Employee shall have the nonforfeitable right to receive, the Basic Salary, matching 401-K contributions consistent with past practice (to the extent permitted by law), health insurance and other existing benefits, paid monthly, that he is entitled to for the remainder of the term of this Agreement, and the Employer shall continue to provide him with medical insurance coverage for the remainder of the term of this Agreement; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Sections 10 and 11 are intended to and shall remain in full force and effect.

                           (d)      (i) If the employment of the Employee is
terminated for good cause, or if the Employee voluntarily terminates his employment without reliance on Section 8(e) or Section 8(f), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                                    (ii) "Good cause" shall include:

                                                     (1)      the Employee's
         conviction of a criminal offense that has a material adverse effect upon the business or reputation or the Employer or any affiliate of the Employer;

                                                     (2)      commission by the
         Employee of a material breach of his duty of loyalty to the Employer or any affiliate of the Employer, Sections 9 or 11 of this Agreement,
         Section 2.3 of the Registration Rights Agreement, or the material obligations under the Stockholder Agreement; provided, however, that Employee shall have received written notice of such breach, providing him an opportunity to cure such breach within ten (10) days of receipt


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         of such warning and such breach is not cured within such time frame;
         and

                                                     (3)      the Employee's
         willful failure or refusal to perform his assigned duties, which willful refusal has had, or if continued, could reasonably be expected to have, a material adverse effect on the Employer or the affiliates of the Employer or their respective businesses or prospects, and which willful refusal has continued after Employee has received at least one written warning specifically advising him or his shortcomings and providing him with an opportunity to resume performance in accordance with his assigned duties and such shortcomings are not cured within ten
         (10) days of receipt of such written warning.

                           (e)      If (1) the Board of Directors of the
Employer elects to employ an executive chairman, or other executive officer to whom the Employee would report, who is not a present member or employee of Brera Capital Partners, LCC, and who will play a significant role in the Employer's management and will receive a significant salary or an equity investment in the Employer and (2) Employee determines, within ten (10) days of receiving notice of the Board of Directors desire to employ such executive chairman, that such individual is not reasonably acceptable to Employee to serve on such position, then the Employee may, at his election, terminate his employment hereunder during such ten (10) day period, and have such termination treated as a termination without good cause by the Employer for all purposes of this Agreement.

                           (f)      If the Employer elects to terminate the
employment of Steven Seach without good cause (as defined in his Employment Agreement with the Employer, dated as of the date hereof), then the Employee may, at his election, terminate his employment hereunder within ten (10) days of receiving notice of such termination of Steven Seach from the Employer, and have such termination treated as a termination without good cause by the Employer for all purposes of this Agreement.

                           (g)      If the Employee's employment with the
Employer is terminated by the Employer without good cause or by the Employee pursuant to Section 8(e) or Section 8(f), then all of the Employee's stock options, and unvested common stock of the Employer will vest immediately. If the Employee's employment with the Employer is terminated by the Employer with good cause or by the Employee other than pursuant to Section 8(e) or Section 8(f), then all of the


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Employee's unvested stock options shall no longer be eligible for vesting or exercise. All vested stock options will be exercisable in accordance with their terms.

                           (h)      The parties agree that, because there can be
no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without good cause, the payments and benefits paid and provided pursuant to this Agreement shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without good cause, and the Employer agrees that the Employee shall not be required to mitigate his damages.

                  9. Disclosure. The Employee agrees that during the term of his employment by the Employer, he will disclose and disclose only to the Employer all material ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during his employment by the Employer. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

                  10. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

                  11. Non-Competition; Non-Solicitation. The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he has received and shall continue to receive: (1) special training and education with respect to the operations of a cable television company and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

                           (a)      During a period starting on the date hereof
and ending two years following the termination of his employment under this Agreement, the


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Employee shall not, without the prior written consent of the Employer, (i)
directly or indirectly engage in any business that competes with the Employer or any Affiliate of the Employer in their conduct of the cable television business, or otherwise receive compensation for any services rendered regarding any aspect of the cable television business anywhere within the states in which any cable television system is operated by the Employer or any Affiliate of the Employer; provided, however, that the Employee may participate as a passive investor in businesses which are similar to that of the Employer so long as the investment is limited to not more than 10% of the ownership interests of such entity; provided further, that the Employee may continue to invest in Mid-South Telecommunications Company, or (ii) engage or participate, directly or indirectly, in any business which is substantially similar to that of the Employer or any Affiliate of the Employer, including, without limitation, serving as a consultant, administrator, officer, director, employee, manager, landlord, lender, guarantor, or in any similar or related capacity or otherwise receive compensation for services rendered regarding any aspect of the cable television business anywhere within the states in which any cable television system is operated by the Employer or any Affiliate of the Employer. The Employee acknowledges that these limited prohibitions are reasonable as to time, geographical area and scope of activities to be restrained and that the limited prohibitions do not impose a greater restraint than is necessary to protect the Employer's goodwill, proprietary information and other business interests. The mere ownership of a de minimis amount of securities in any competitive enterprise and exercise of rights appurtenant thereto, and participation in management of any such enterprise or business operation other than in connection with the competitive operation of such enterprise, are not prohibited.

                           (b)      During his employment with the Employer and,
except as may be otherwise herein provided, for a period of two (2) years following the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

                           (c)      The period of time during which the Employee
is prohibited from engaging in certain business practices pursuant to Sections 11(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.


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                           (d)      It is understood by and between the parties
hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                           (e)      It is agreed by the Employer and Employee
that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and the Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

                  12. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Section 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Section 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

                  13.      Put and Call Provisions with Respect to Employee.

                           (a)      Termination without Good Cause.  If the
Employee's employment with the Employer is terminated by the Employer without good cause or


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by the Employee pursuant to Section 8(e) or Section 8(f), (i) the Employer shall have the right 180 days after such termination (or, in the case of termination by the Employee pursuant to Section 8(e), upon termination) to redeem from the Employee, and the Employee shall have the obligation to permit the Employer to redeem (a "Call"), all or part of the Employer's common stock owned by the Employee and his "family members" (as defined in the Stockholders Agreement dated as of July , 1999 among the Employer, the Employee and certain other stockholders of the Employer), including all stock the Employee is entitled to purchase under the stock options granted hereunder (collectively, the "Employee Shares"), and (ii) for a period of 60 days from the date of such termination, the Employee shall have the right to require the Employer to redeem, and the Employer shall have the obligation to redeem, subject to the existence of legally available funds therefore (a "Put"), all or part of the Employee Shares. The purchase price of each share of the Employee Shares purchased pursuant to a Put exercised hereunder shall be equal to its Fair Market Value on the date of the Employee's termination. The purchase price of each share of the Employee Shares purchased pursuant to a Call shall be equal to its Fair Market Value on the date the Call is exercised. Notwithstanding the foregoing, any payment in respect of a Put or a Call under this Section 13(a) shall be subject to any covenant restrictions on such payment that might exist in the Employer's credit agreements or indentures as from time to time in effect. If any Put or Call pursuant to this Section 13(a) is prohibited by any covenant restrictions on such payments under the Employer's credit agreements or indentures, the Employer will use all reasonable efforts to obtain a waiver of such covenant restrictions.

                           (b)      Resignation; Permanent Disability.  In the
event that Employee's employment with the Employer is terminated because he resigns or because of his Permanent Disability, the Employer shall have the right for a period of 60 days from the date of such termination to Call all of the Employee Shares owned by Employee and members of his "family group". The purchase price the Employee Shares purchased pursuant to a Call exercised pursuant to this Section 13(b) shall be equal to its Fair Market Value on the date of Employee's termination.

                           (c)      Termination for Good Cause.  In the event
that Employee's employment with the Employer is terminated for "good cause," the Employer shall have the right to Call all or part of the Employee Shares owned directly or indirectly by Employee and members of his "family group" as of the date of his termination. The purchase price for all such Employee Shares shall be equal to the Fair Market Value of the Employee Shares acquired by the Employer.


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                           (d)      Notice and Delivery.  The closing with
respect to any Put or Call of Employee Shares pursuant to this Section 13 shall occur within 30 days of the delivery of a Put notice and 30 days within delivery of a Call notice. The Employee and the Employer each agree to negotiate in good faith determine the Fair Market Value of any Employee Shares to be purchased by the Employer pursuant to this Section 13.

                           (e)      Definitions.

                                    (i)   "Appraiser" means an independent
investment bank of national reputation.

                                    (ii)  "Appraised Value" means the value of
Employee Shares determined by one or more Appraisers. In the event that the Employer and Employee cannot agree as to Fair Market Value for purposes of this Agreement within 30 days of the event giving rise to the need to determine Fair Market Value, the Employer and the Employee shall select an Appraiser to determine Fair Market Value. If the Employer and the Employee cannot agree on any one Appraiser within 10 days, the Employer and the Employee shall each select an Appraiser within 5 days after such 10 day period and those two Appraisers will select a third Appraiser within 5 days, the cost of which will be split on an equal basis by the Employer and the Employee. The Appraisers will be directed to determine Fair Market Value as soon as reasonably practicable, but in no event later than 30 days from the date of their selection. If more than one Appraiser is retained to determine Fair Market Value, Appraised Value shall mean the average of the values determined by the Appraisers.

                                    (iii) "Fair Market Value" means (A) as to
securities traded in the organized securities markets, the Market Value; and (B) as to all securities not traded in the securities markets and other property, the fair market value of such securities of property as determined in good faith by the Board of Directors of the Employer; provided, however, if Employee and the Employer cannot agree upon the fair market value of the Employee Shares to be repurchased such fair market value will be determined as set forth below. In the event that Employee and the Employer are unable to agree upon the Fair Market Value of such securities or other property, then the Fair Market Value of such securities or property will be the Appraised Value.


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                                    (iv) "Market Value" as of a certain date
means, per share of common stock:

                                                     (1)      the average of the
         last sale prices, regular way, on the 20 consecutive business days immediately preceding such date or, if there shall have been no sale on any such day, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such common stock is at the time listed or admitted to trading, or

                                                     (2)      if such common
         stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the last trading price of the common stock on such date, or if there shall have been no trading on such date or if the common stock is not so designated, the average of the reported closing bid and asked prices on such 20 days as shown by the NASD automated quotation system.

                  14.      Stock Options

                           (a)      The Employee will be granted two stock
options to purchase common stock of Classic Communications, Inc. (the "Common Stock") upon completion of the Closing. The stock options will have a ten (10) year term. The first stock option will entitle Employee to purchase 279,874 shares of Common Stock at an exercise price of $14.57 per share and will vest
(i) on a monthly basis over a three-year period (1/36 per month) (subject to accelerated vesting pursuant to this Agreement) or (ii) immediately upon closing of a Liquidity Event which involves a sale of all of the Common Stock of the Employee for cash or a sale of all or substantially all of the assets of the Employer. The second stock option will entitle Employee to purchase 279,874 shares of Common Stock at the Liquidity Event Exercise Price (as defined below) and will vest (y) on a monthly basis over a three-year period (1/36 per month) which begins on the date of the closing of a Liquidity Event (as defined below) which involves an initial public offering or a stock-for-stock merger or (z) immediately upon the closing of a Liquidity Event which involves a sale of all of the Common Stock of the Employee for cash or a sale of all or substantially all of the assets of the Employer.

                           (b)      For purposes of this Section 14, (i) the
term "Liquidity Event" means the sale of all of the outstanding Common Stock for cash, stock or


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other securities by merger, tender offer, stock purchase or otherwise, the sale of all or substantially all of the assets of the Employer, or an initial public offering of the Employer's Common Stock; and (ii) the term "Liquidity Event Exercise Price" shall mean (A) the gross sale price per share of Common Stock in the initial public offering of the Employer's Common Stock and (B) in the event the Liquidity Event involves a sale of the Employer's stock or assets, an amount equal to $14.57 per share increased by 14% per annum from the Closing to the date of the closing of such Liquidity Event.

                           (c)      If the Employer shall effect (i) a
subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services, or property, (ii) a merger of one or more corporations into the Employer, or (iii) the merger of the Employer into or its consolidation with another corporation, then the shares subject to the stock options as set forth in this Section 14 shall, at no additional cost, include the number and class of shares of stock or other securities to which the Employee is entitled pursuant to the terms of such subdivision, consolidation, capital readjustment, stock dividend, increase or reduction of the number of shares of Common Stock, or merger, as the case may be, and the exercise price shall be adjusted accordingly. If any such adjustment shall result in a fractional-share interest being issuable, such fraction shall be disregarded.

                  15. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

                  16. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

                  17. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.


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                  18. Entire Agreement. This Agreement contains the entire
agreement and supersedes all prior agreements and understandings, oral or written, between the Employer (or its subsidiaries) and Employee, with respect to the subject matter hereof, including, without limitation, the 1998 Agreement. Employee agrees that he has no further rights under the 1998 Agreement or under any other employment agreement or consulting agreement with Employer or any of its affiliates provided that the Employee has been paid his accrued and unpaid transaction compensation of $1,500,000 whether or not there has been any change of control and additional compensation due upon a change of control in the amount of $780,000(1) in connection with previous agreements. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

                  19. Construction and Interpretation.

                           (a)      Notwithstanding the choice of law provisions
in the Investment Agreement and the other Transaction Agreements (as defined in the Investment Agreement) this Agreement shall be governed by and construed pursuant to the laws of the State of Texas.

                           (b)      The headings of the various sections in this
Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

                           (c)      Any provision of this Agreement which is
determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

----------------------------
(1)$700,000 for Steve.

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

                  20. Notice. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent:

                  To the Employer:  Classic Communications, Inc.
                                    515 Congress Avenue
                                    Suite 2626
                                    Austin, Texas  78701

                  With copies to:   Winstead Sechrest & Minick P.C.
                                    100 Congress Avenue
                                    Suite 800
                                    Austin, TX 78701
                                    Attention: Timothy E. Young

                  And copies to:    Brera Classic, LLC
                                    712 Fifth Avenue
                                    34th Floor
                                    New York, NY  10019
                                    Attention:  Lisa A. Hook

                  And copies to:    Skadden, Arps, Slate, Meagher & Flom
                                    (Illinois)
                                    333 W. Wacker Drive
                                    Suite 2300
                                    Chicago, Illinois  60606
                                    Attention:  Peter C. Krupp

                  To the Employee:  at the address dated in the preamble hereto


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


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first-above written.

                                   CLASSIC COMMUNICATIONS, INC.



                                   By:  /s/  Steven E. Seach
                                      ------------------------------------------
                                   Name: Steven E. Seach
                                   Title: President and Chief Financial Officer


                                   CLASSIC CABLE, INC.


                                   By:  /s/  Steven E. Seach
                                      ------------------------------------------
                                   Name: Steven E. Seach
                                   Title: President and Chief Financial Officer



                                   J. MERRITT BELISLE


                                    /s/  J. Merritt Belisle
                                   ------------------------------------------

                                       17